OMNI INSURANCE GROUP, INC.

                        Incorporated:  June 2, 1986

                        Amended:  February 21, 1994

                                   BY-LAWS

                              TABLE OF CONTENTS


ARTICLE ONE - OFFICES

SECTION   1.1   Registered Office and Agent                                  1

SECTION   1.2   Other Offices                                                1


ARTICLE TWO - SHAREHOLDERS' MEETING

SECTION   2.1   Place of Meetings                                            1

SECTION   2.2   Annual Meetings                                              1

SECTION   2.3   Substitute Annual Meeting                                    1

SECTION   2.4   Special Meetings                                             1

SECTION   2.5   Notice Of Meetings                                           1

SECTION   2.6   Quorum                                                       2

SECTION   2.7   Voting of Shares                                             2

SECTION   2.8   Proxies                                                      2

SECTION   2.9   Presiding Officer                                            2

SECTION   2.10  Adjournments                                                 3

SECTION   2.11  Action of Shareholders Without a Meeting                     3


ARTICLE THREE - THE BOARD OF DIRECTORS

SECTION   3.2   Number, Election and Term of Office                          3

SECTION   3.3   Removal                                                      3

SECTION   3.4   Vacancies                                                    4

SECTION   3.5   Compensation                                                 4

SECTION   3.6   Committees of the Board                                      4


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ARTICLE FOUR - MEETINGS OF THE BOARD OF DIRECTORS


SECTION   4.1   Regular Meetings                                             4

SECTION   4.2   Special Meetings                                             4

SECTION   4.3   Place of Meetings                                            4

SECTION   4.4   Notice of Meetings                                           4

SECTION   4.5   Quorum                                                       5

SECTION   4.6   Vote Required for Action                                     5

SECTION   4.7   Action by Directors Without a Meeting                        5

SECTION   4.8   Adjoumments                                                  5


ARTICLE FIVE - NOTICE OF WAIVER

SECTION   5.1   Procedure                                                    5

SECTION   5.2   Waiver                                                       6


ARTICLE SIX - OFFICERS

SECTION   6.1   Number                                                       6

SECTION   6.2   Election and Term                                            6

SECTION   6.3   Compensation                                                 6

SECTION   6.4   Removal                                                      6

SECTION   6.5   Chairman, Chief Executive Officer                            6

SECTION   6.6   President                                                    6

SECTION   6.7   Vice Presidents                                              6

SECTION   6.8   Secretary                                                    7

SECTION   6.9   Treasurer                                                    7

SECTION   6.10  Assistant Secretary and Assistant Treasurer                  7


ARTICLE SEVEN - SHARES

SECTION   7.1   Authorization and Issuance of Shares                         7

SECTION   7.2   Share Certificates                                           7

SECTION   7.3   Rights of Corporation with Respect to                        8
                Registered Owners


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SECTION   7.4   Transfers of Shares                                          8

SECTION   7.5   Lost of Stolen or Destroyed Certificates                     8

SECTION   7.6   Fixing of Record Date                                        8

SECTION   7.7   Record Date if None Fixed                                    9


ARTICLE EIGHT - INDEMNIFICATION

SECTION   8.1   Third Party Suits                                            9

SECTION   8.2   Suits By or in Right of the Corporation                      9

SECTION   8.3   Indemnification Against Expenses                             10

SECTION   8.4   Determination that Indemnification is Proper                 10

SECTION   8.5   Advance of Expenses                                          10

SECTION   8.6   By-Laws Not Exclusive                                        11

SECTION   8.7   Insurance                                                    11

SECTION   8.8   Severability                                                 11


ARTICLE NINE - MISCELLANEOUS

SECTION   9.1   Inspection of Books and Records                              11

SECTION   9.2   Fiscal Year                                                  11

SECTION   9.3   Seal                                                         12


ARTICLE TEN - AMENDMENTS

SECTION   10.1  Power to Amend By-Laws                                       12

SECTION   10.2  Conditions                                                   12



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                                   AMENDED

                                   BY-LAWS

                         OMNI INSURANCE GROUP, INC.

                         Incorporated: June 2, 1986

                         Amended:  February 21,1994
                                 -------------------

                                 ARTICLE ONE

                                   Offices

     1.1     Registered Office and Agent.   The corporation shall maintain
a registered office and shall have a registered agent whose business office is identical with such registered office.

     1.2 Other Offices. The corporation may have offices at such place or places, within or without the State of Georgia, as the Board of Directors may from time to time appoint or the business of the corporation may require to make desirable.

                                 ARTICLE TWO

                           Shareholders' Meetings

     2.1 Place of Meetings. Meetings of the shareholders may be held at any place within or without the State of Georgia as set forth in the notice thereof or in the event of a meeting held pursuant to waiver of notice, as may be set forth in the waiver, or if no place is so specified, at the registered office of the corporation.

     2.2 Annual Meetings. The annual meeting of shareholders shall be held on the third Tuesday in May unless that day be a legal holiday, and in that event, on the next succeeding business day, for the purpose of electing directors and transacting any and all business that may properly come before the meeting.

     2.3 Substitute Annual Meeting. If the annual meeting is not held on the day designated in Section 2.2, any business, including the election of directors, which might properly have been acted upon at that meeting may be acted upon at any subsequent shareholders' meeting held pursuant to these the by-laws or to a court order requiring a substitute annual meeting.

     2.4 Special Meetings. Special meetings of the shareholders may be called at any time by the Chairman, Chief Executive Officer, the President, the Board of Directors, or by the holdings of fifty percent (50%) or more of all the shares entitled to vote.

     2.5 Notice of Meetings. Unless waived as contemplated in Section 5.2 or by attendance at the meeting, either in person or by proxy, for any purpose other than to object to the transaction of business, a written or printed notice of each shareholders' meeting stating the place, day and hour of the meeting shall be delivered not less than ten (10) days nor more than sixty (60) days before the date thereof, either personally or by mail, by or at the direction of the President or Secretary or other person calling the meeting, to each shareholder of record entitled to vote at such meeting. In the case of an annual or substitute annual meeting, the notice of the meeting need not state the purpose or purposes of the meeting unless the purpose or purposes constitute a matter which the Georgia Business Corporation Code requires to be stated in the notice of the meeting. In the case of a special meeting, the notice of meeting shall state the purpose or purposes for which the meeting is called.

     2.6 Quorum. At all meetings of the shareholders the presence, in person or by proxy, of the holders of more than one-third of the shares outstanding and entitled to vote shall constitute a quorum. If a quorum is present, a majority of the shares outstanding and entitled to vote which are represented at any meeting shall determine any matter coming before the meeting unless a different vote is required by statute, by the articles of incorporation or by these by-laws. The shareholders at a meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

    2.7 Voting of Shares. Each outstanding share having voting rights shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. Voting on all matters shall be by voice vote or by show of hands unless any qualified voter, prior to the voting on any matter, demands vote by ballot, in which case each ballot shall state the name of the shareholder voting and the number of shares voted by him, and if such ballot be cast by proxy, it shall also state the name of such proxy.

     2.8     Proxies.   A shareholder entitled to vote pursuant to Section 2.7
may vote in person or by proxy executed in writing by the shareholder or by his attorney-in-fact. A proxy shall not be valid after eleven (11) months from the date of its execution, unless a longer period is expressly stated therein. If the validity if any proxy is questioned, it must be submitted to the Secretary of the shareholders' meeting for examination or to a proxy officer or committee appointed by the person presiding at the meeting. The Secretary of the meeting or, if appointed, the proxy officer or committee, shall determine the validity or invalidity of any proxy submitted and referenced by the Secretary in the minutes of the meeting to the regularity of a proxy shall be received as prima facie evidence of the fact stated for the purpose of establishing the presence of a quorum at such meeting and for all other purposes.

     2.9 Presiding Officer. The Chairman, Chief Executive Officer, or in his absence, the President, shall serve as a chairman of every shareholders' meeting unless some other person is elected to serve as chairman by a majority vote of the shares represented at the meeting. The chairman shall appoint such persons as he deems required to assist with the meeting.


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

     2.10     Adjournments.  Any meeting of the shareholders, whether or not a quorum is present1 may be adjourned by the holders of a majority of the voting shares represented at the meeting to reconvene at a specific time and place. It shall not be necessary to give any notice of the reconvened meeting or of the business to be transacted, if the time and place of the reconvened
meeting are announced at  the meeting which was adjourned.   At any such
reconvened meeting at which a quorum is represented or present, any business may be transacted which could have been transacted at the meeting which was adjourned.

     2.11     Action of Shareholders without a Meeting.   Any action which may
be taken at a meeting of the shareholders may be taken without a meeting if a written approval and consent, setting forth the action authorized, shall be signed by each of the shareholders entitled to vote on the date on which the last shareholder signs such approval and consent and upon the filing of such approval and consent with the officer of the corporation having custody of its books and records. Such approval and consent so filed shall have the same effect as a unanimous vote of the shareholders at a special meeting called for the purpose of considering the action authorized.


                                ARTICLE THREE

                           The Board of Directors

     3.1     General  Powers.    The  business and affairs of the corporation
shall be managed by the Board of Directors.   In addition to the powers and
authority expressly conferred upon it by these by-laws, the Board of Directors may exercise all such powers of the corporation and do all such lawful acts and things as are not by law, by any legal agreement among shareholders, by the articles of incorporation or by these by-laws directed or required to be exercised or done by the shareholders.

     3.2 Number, Election and Term of Office. Unless Georgia Law permits a lesser number, the number of Directors of the corporation shall be not less than three (3) nor more than (11), the precise number to be fixed by resolution of the shareholders from time to time. Except as provided in Section 3.4, the Directors shall be elected by the affirmative vote of a majority of the shares represented at the annual meeting. Each Director, except in case of death, resignation, retirement, disqualification, or removal, shall serve until the next succeeding annual meeting and thereafter until his successor shall have been elected and qualified.

     3.3 Removal. Any Director may be removed from office with or without cause by the affirmative vote of the holders of a majority of the shares entitled to vote at an election of Directors. Removal action may be taken at any shareholders' meeting with respect to which notice of such purpose has been given, and a removed Director's successor may be elected at the same meeting to serve the unexpired term.



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

     3.4 Vacancies. A vacancy occurring in the Board of Directors, except by reason of removal of a Director, may be filled for the unexpired term, by affirmative vote of a majority of the Directors remaining in office though less than a quorum of the Board of Directors, and such newly appointed Director shall remain in office until the shareholders shall have elected a successor.

     3.5 Compensation. Directors may receive such compensation for their services as Directors as may from time to time be fixed by vote of the Board of Directors or the shareholders. A Director may also serve the corporation in a capacity other than that of Director and receive compensation, as determined by the Board of Directors for services rendered in that other capacity.

     3.6     Committees of the Board of Directors    The Board of Directors by
resolution adopted by a majority of the full Board of Directors may designate from among its members an executive committee and one or more other committees,
each consisting of three or more Directors.   Except as prohibited by law, each
committee shall have the authority set forth in the resolution establishing said committee.


                                ARTICLE FOUR

                     Meetings of the Board of Directors

     4.1     Regular Meetings.   Regular meetings of the Board of Directors
shall be held immediately after the annual meeting of shareholders or any meeting held in lieu thereof. In addition, the Board of Directors may schedule other meetings to occur at regular intervals throughout the year.

     4.2     Special Meetings.    Special meetings of the Board of Directors
may be called by or at the request of the Chairman, Chief Executive Officer, or in his absence by the President of the Corporation, or by any two Directors in office at that time.

     4.3 Place of Meetings. Directors may hold their meetings at any place within or without the State of Georgia as the Board of Directors may from time to time establish for regular meetings or as is set forth in the notice of special meetings or, in the event of a meeting held pursuant to waiver of notice, as may be set forth in the waiver.

     4.4 Notice of Meetings. No notice shall be required for any regularly scheduled meeting of the Directors of the corporation. Unless waived as contemplated in Section 5.2, the President or Secretary of the corporation or any Director thereof shall give notice to each director of each special meeting stating the time, place and purposes of the meeting. Such notice shall be given by mailing a notice of the meeting at least five (5) days before the date of the meeting, or by telephone, telegram, cablegram or personal delivery at least three (3) days before the date of the meeting. Notice shall be deemed to have been given by telegram or cablegram at the time notice is filed with the transmitting agency.


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

Attendance by a Director at a meeting shall constitute waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of business because the meeting is not lawfully called.

     4.5 Quorum. At meetings of the Board of Directors, more than one-half of the Directors then in office shall be necessary to constitute a quorum for the transaction of business. In no case shall less than one-third of the total number of Directors authorized at that time nor less than two Directors constitute a quorum, except that when the Board of Directors consists of only one Director, then one Director shall constitute a quorum.

     4.6 Vote Required for Action. Except as otherwise provided in this section or by law, the act of a majority of the Directors present at a meeting at which a quorum is present at the time shall be the act of the Board of Directors. Adoption, amendment and repeal of a by-law is provided for in Article Ten of these by-laws. Vacancies in the Board of Directors may be filled as provided in Section 3.4 of these By-laws.

     4.7     Action by Directors Without a Meeting.    Any action required or
permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if a written consent thereto shall be signed by all the Directors and such written consent is filed with the minutes of the proceedings of the Board. Such consent shall have the same force and effect as a unanimous vote of the Board of Directors.

     4.8     Adjournments.    A meeting of the Board of Directors, whether or
not a quorum is present, may be adjourned by a majority of the Directors present to reconvene at a specific time and place. It shall not be necessary to give notice of the reconvened meeting or of the business to be transacted, other than by announcement at the meeting which was adjourned. At any such reconvened meeting at which a quorum is present, any business may be transacted which could have been transacted at the meeting which was adjourned.


                                ARTICLE FIVE

                              Notice and Waiver

     5.1 Procedure. Whenever these by-laws require notice to be given to any shareholder or Director, the notice shall be given as prescribed in
Sections 2.5 or 4.4 for any shareholder or Director respectively.   Whenever
notice is given to a shareholder or Director by mail, the notice shall be sent first class mail by depositing the same in a post office or letter box in a postage prepaid sealed envelope addressed to the shareholder or Director at his address as it appears on the books of the corporation, and such notice shall be deemed to have been given at the time the same is deposited in the United States mail.




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

     5.2 Waiver. Whenever any notice is required to be given to any shareholder or Director by law,by the articles of incorporation or by these by-laws, a waiver thereof in writing signed by the Director or shareholder entitled to such notice or by the proxy of such shareholder, whether before or after the meeting to which the waiver pertains, shall be deemed equivalent thereto.


                                   ARTICLE SIX

                                    Officers

     6.1 Number. The Executive Officers of the corporation shall consist of a Chairman, Chief Executive Officer, a President, one or more Vice Presidents as determined or designated by the Board of Directors, a Secretary and a Treasurer. The Board of Directors shall from time to time create and establish the duties of such other officers and elect or provide for the appointment of such other officers or assistant officers as it deems necessary for the efficient management of the corporation, but the corporation shall not be required to have at any time any officers other than a Chairman, Chief Executive Officer, President, Secretary and Treasurer. Any two or more offices may be held by the same person, except the offices of President and Secretary.

     6.2     Election and Term.   All Executive Officers shall be elected by
the Board of Directors and shall serve at the will of the Board of Directors and until their successors have been elected and have qualified or until their earlier death, resignation, removal, retirement or disqualification.

     6.3 Compensation. The compensation of all Executive Officers of the corporation shall be fixed by the Board of Directors.

     6.4 Removal. Any officer or agent elected by the Board of Directors may be removed by the Board of Directors at any meeting with respect to which notice of such purpose has been given to the members thereof.

     6.5 Chairman, Chief Executive Officers. The Chairman, Chief Executive Officer shall serve as Chairman of all meetings of the Board of Directors and
shall be the Chief Executive Officer of the corporation.   The Chairman, Chief
Executive Officer shall have general supervision responsibilities of all aspects of the corporation.

     6.6 President. The President shall be the chief operating officer of the corporation and shall have general supervision of the operating aspects of the corporation. He shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall perform such other duties as may from time to time be delegated to him by the Board of Directors.

     6.7 Vice Presidents. The Vice President shall1 in the absence or disability of the President, or at the direction of the President, perform the duties and exercise the powers of the President. If the corporation has more than one Vice President1 the one designated by the Board of Directors shall act in lieu of the President. Vice Presidents shall perform whatever duties and have whatever powers the Board of Directors may from time to time assign.

     6.8 Secretary. The Secretary shall keep accurate records of the acts and proceedings of all meetings of shareholders, Directors and committees of Directors. He shall have authority to give all notices required by law or these by-laws. He shall be custodian of the corporate books, records, contracts, and other documents. The Secretary may affix the corporate seal to any lawfully executed documents requiring it and shall sign such instruments as
may require his signature.   The Secretary shall perform whatever additional
duties and have whatsoever additional powers the Board of Directors may from time to time assign him.

     6.9 Treasurer. The Treasurer shall have custody of all funds and securities belonging to the Corporation and shall receive, deposit or disburse the same under the direction of the Board of Directors. The Treasurer shall keep full and true accounts of all receipts and disbursements and shall make such reports of the same to the Board of Directors and President upon request. The Treasurer shall perform all duties as may be assigned to him from time to time by the Board of Directors.

     6.10     Assistant  Secretary and Assistant  Treasurer.   The Assistant
Secretary and Assistant Treasurer shall, in the absence or disability of the Secretary or the Treasurer, respectively, perform the duties and exercise the powers of those offices, and they shall, in general, perform such other duties as shall be assigned to them by the Board of Directors or by the person appointing them. Specifically, the Assistant Secretary may affix the corporate seal to all necessary documents and attest the signature of any officer of the corporation.


                                ARTICLE SEVEN

                                    Shares

     7.1 Authorization and Issuance of Shares. The par value and the maximum number of shares of any class of the corporation which may be issued and outstanding shall be set forth from time to time in the articles of incorporation of the corporation. The Board of Directors may increase or decrease the number of issued and Outstanding shares of the corporation within the maximum requirements of the articles or Georgia law.

     7.2     Share Certificates.   The interest of each shareholder shall be
evidenced by a certificate or certificates representing shares of the corporation which shall be in such form as the Board of Directors may from time to time adopt in accordance with Georgia law. Share certificates shall be consecutively numbered, shall be in registered form, and shall indicate the date of issue and all such information shall be entered on the corporation's

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

books. Each certificate shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary and shall be sealed with the seal of the corporation or a facsimile thereof; provided, however, that where such certificate is signed by a transfer agent, or registered by a registrar, the signature of any such officer may be facsimile. If any officer(s) who shall have signed or whose facsimile signature shall appear upon a share certificate shall have ceased for any reason to be such officer(s) of the corporation before such certificate is issued, such certificate may be issued by the corporation with the same effect as if the person(s) who signed such certificate or whose facsimile signatures appear thereon had not ceased to be such officer(s)

     7.3 Rights of Corporation with Respect to Registered Owners. Prior to due presentation for transfer of registration of its shares, the corporation may treat the registered owner of the shares as the person exclusively entitled to vote such shares, to receive any dividend or other distribution with respect to such shares, and for all other purposes; and the corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

     7.4     Transfers of Shares.   Transfers of shares shall be made upon the
transfer of books of the corporation, kept at the office of the transfer agent designated to transfer the shares, only upon direction of the person named in the certificate, or by an attorney lawfully constituted in writing; and before a new certificate is issued, the old certificate shall be surrendered for cancellation or, in the case of a certificate alleged to have been lost, stolen, or destroyed, the provisions of Section 7.5 of these by-laws shall have been complied with.

     7.5     Lost  Stolen or Destroyed Certificates.    Any person claiming a
share certificate to be lost, stolen or destroyed shall so make an affidavit or affirmation in such manner as the Board of Directors may require and shall, if the Board of Directors so requires, give the corporation a bond of indemnity in form and amount, and with one or more sureties satisfactory to the Board of Directors, as the Board of Directors may require, whereupon an appropriate new certificate may be issued in lieu of the one alleged to have been lost, stolen or destroyed.

     7.6 Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date, such date to be not more than 50 days (and, in the case of a shareholders' meeting, not less than 10 days) prior to the date on which the particular action, requiring such determination of shareholders is to be taken.


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

     7.7 Record Date if None Fixed. If no record date is fixed, as provided in Section 7.6 of these by-laws, then the record date for any determination of shareholders which may be proper or required by law, shall be the date on which notice is mailed, in the case of a shareholders' meeting; the date on which the Board of Directors approves a resolution declaring a dividend, in the case of a payment of a dividend; and the date on which any other action, the consummation of which requires a determination of shareholders, is to be taken.


                                ARTICLE EIGHT

                               Indemnification

     8.1 Third Party Suits. To the extent permitted by Georgia law from time to time in effect and subject to the provisions of this Article Eight, the corporation shall indemnify any person who was or is a party to or is threatened, to be made a party to any threatened, pending or completed action suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation in which such person was adjudged liable to the Corporation or in connection with any other proceeding in which such person was adjudged liable on the basis that such person improperly received a personal benefit) by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself, create a presumption that such person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

     8.2     Suits By or in Right of the Corporation.   To the extent permitted
by Georgia law from time to time in effect and subject to the provisions of this Article Eight, the corporation shall indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, limited

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

liability company, partnership, joint venture, trust or other enterprise against expenses (including attorney's fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation Or its shareholders, except that no indemnification shall be made with respect to any claim, issued or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

     8.3     Indemnification Against Expenses.   To the extent that a person
who is or was a director or officer of the corporation, or a director or officer of any other corporation, limited liability company, partnership, joint venture, trust or other enterprise with which he is or was serving at the request of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 8.1 or 8.2 hereof, as applicable, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by such person in connection therewith.

     8.4 Determination that Indemnification is Proper. Any indemnification of a person required under Section 8.1 or 8.2 hereof (unless ordered by a court) shall be made by the corporation only upon a determination that indemnification of the person is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 8.1 or
8.2 hereof, as applicable. Such determination shall be made (a) by the Board by a majority vote of a quorum consisting of directors who were not at the time parties to such action, suit or proceeding; (b) if there is no such quorum of disinterested directors, by a majority vote of a committee of the Board duly designated by the Board, consisting solely of two or more directors not at the time parties to the proceeding, (c) by special legal counsel to the Board selected by such quorum, or if there is no such quorum, by such committee, or if there is no such committee by a majority vote of the full Board (in which selection directors who are parties may participate), or (d) by the shareholders.

     8.5 Advance of Expenses. Expenses incurred by any person who may have a right of indemnification under this Article Eight in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided by Section 8.4 hereof upon the receipt by the Corporation of (a) a written affirmation by such person of such person's good faith belief that such person has met the standard of conduct set forth in Section 8.1 and
8.2 hereof as applicable and (b) a written undertaking (in the form of an

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unlimited general obligation) by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation pursuant to this Article Eight.

     8.6     By-Laws Not Exclusive.   The indemnification provided by this
Article Eight shall apply only to amounts not otherwise paid or payable by any
available  insurance.   The indemnification provided by this Article Eight,
shall not be deemed exclusive of any other rights to which any person may be entitled under any By-Laws, agreement, vote of shareholders, or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such person's office, except
to the extent that such indemnification may not be contrary to law.   The
indemnification provided by this Article Eight shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person in the event of such person's death.

     8.7     Insurance.   The corporation may purchase and maintain insurance
(and pay the entire premium therefor) on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, limited liability company, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in such capacity or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Article Eight or under the laws of the State of Georgia.

     8.8     Severability.   The invalidity or unenforceability of any
provisions of this Article Eight shall not affect the validity or enforceability of any of the remaining provisions of this Article Eight and such remaining provisions shall continue in full force and effect.


                                ARTICLE NINE

                               Miscellaneous

     9.1     Inspection of Books and Records.   The Board of Directors shall
have power to determine which accounts, books and records of the corporation shall be opened to the inspection of shareholders, except such as may by law be specifically open to inspection, and shall have power to fix reasonable rules and regulations not in conflict with the applicable law for the inspection of accounts, books and records which by law or by determination of the Board of Directors shall be open to inspection.

     9.2 Fiscal Year. The Board of Directors is authorized to fix the fiscal year of the corporation and to change the same from time to time as it deems appropriate.

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     9.3     Seal.  The corporate seal shall be in such form as the Board of
Directors may from time to time determine.


                                 ARTICLE TEN

                                 Amendments

     10.1     Power to Amend By-Laws.   The Board of Directors shall have power
to alter, amend or repeal these by-laws or adopt new bylaws, but any by-laws adopted by the Board of Directors may be altered, amended or repealed, and new by-laws adopted, by the shareholders. The shareholders may prescribe that any by-law or by-laws adopted by them shall not be altered, amended or repealed by the Board of Directors.

     10.2     Conditions.   Action taken by the shareholders with respect to
by-laws shall be taken by an affirmative vote of a majority of all shares entitled to elect Directors, and action by the Board of Directors with respect to by-laws shall be taken by an affirmative vote of a majority of all Directors then holding office.

                                                  /s/ K. Renee Weese
                                                  -----------------------------
                                                  Secretary



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                         OMNI INSURANCE GROUP, INC.

                         AMENDMENT 1 TO THE BYLAWS

                          ADOPTED: April 1, 1997


     3.2 Number, Election and Term of Office. Unless Georgia Law permits a lesser number, the number of Directors of the corporation shall be not less than three (3) nor more than eleven (11), the precise number to be fixed by resolution of the directors from time to time. Except as provided in Section 3.4, the Directors shall be elected by the affirmative vote of a majority of the shares represented at the annual meeting. Each director, except in case of death, resignation, retirement, disqualification, or removal, shall serve until the next succeeding annual meeting and thereafter until his successor shall have been elected and qualified.